EXHIBIT 1.0

                            JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of this Amendment No. 1 to Schedule 13D with respect to the Common Stock, par value $1.00 per share, of Texfi Industries, Inc. and that this agreement shall be included as an exhibit to such joint filing.

      IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement this 22nd day of August, 1994.

                                    CHADBOURNE INVESTMENT CORP.

                                    By: William L. Remley, President


                                    HALTON HOUSE LTD.

                                    By: William L. Remley, President


                                    THE HALTON DECLARATION OF TRUST

                                    By: Gary R. Siegel, as
                                        Protector of The Halton Declaration
                                        of Trust


                                    Stefan F. Tucker


                                    Gary R. Siegel